SCHEDULE 14A


                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant |X|
Filed by a party other than the registrant | |
Check the appropriate box:
| | Preliminary proxy statement
|X| Definitive proxy statement
| | Definitive additional materials
| | Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        TRUSTED INFORMATION SYSTEMS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

|X| No fee required.

| | Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)    Title of each class of securities to which transaction applies:
           ---------------------------------------------------------------------

    (2)    Aggregate number of securities to which transaction applies:
           ---------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
           ---------------------------------------------------------------------

    (4)    Proposed maximum aggregate value of transaction:
           ---------------------------------------------------------------------

    (5)    Total fee paid:
           ---------------------------------------------------------------------

| |  Fee paid previously with preliminary materials:

           ---------------------------------------------------------------------

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:
            --------------------------------------------------------------------

     (2)    Form, schedule or registration statement no.:
            --------------------------------------------------------------------

     (3)    Filing party:
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     (4)    Date filed:
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
                       TRUSTED INFORMATION SYSTEMS, INC.
                              3060 WASHINGTON ROAD
                            GLENWOOD, MARYLAND 21738
                                 (301) 854-6889

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1997

     The Annual Meeting of Stockholders (the 'Annual Meeting') of Trusted Information Systems, Inc., a Delaware corporation (the 'Company'), will be held on Tuesday, May 27, 1997, at 10:00 a.m., local time, at the offices of Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Suite 700, Washington, D.C. 20036 for the following purposes:

     1. To elect one (1) director to serve until the 2000 Annual Meeting of Stockholders, and until his successor is elected and duly qualified;

     2. To approve the adoption of the Trusted Information Systems, Inc. 1997 Employee Stock Purchase Plan and the reservation of 400,000 shares of Common Stock for issuance thereunder;

     3. To ratify the appointment of Ernst & Young L.L.P. as the Company's independent auditors for the fiscal year ending December 26, 1997; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing matters are described in more detail in the enclosed Proxy Statement. The Board of Directors has fixed the close of business on March 31, 1997, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. YOU WILL BE MOST WELCOME AT THE MEETING AND MAY THEN VOTE IN PERSON IF YOU SO DESIRE, EVEN THOUGH YOU MAY HAVE EXECUTED AND RETURNED THE PROXY. ANY STOCKHOLDER WHO EXECUTES SUCH A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED.

                                          By Order of the Board of Directors,


                                          Harvey L. Weiss
                                          Secretary

Glenwood, Maryland
April 24, 1997

                       TRUSTED INFORMATION SYSTEMS, INC.
                              3060 WASHINGTON ROAD
                            GLENWOOD, MARYLAND 21738
                                 (301) 854-6889

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trusted Information Systems, Inc., a Delaware corporation (the 'Company'), of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders (the 'Annual Meeting') to be held on Tuesday, May 27, 1997 at 10:00 a.m., local time, at the offices of Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Washington, D.C. 20036, and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders are first being mailed to stockholders on or about April 24, 1997.

                               VOTING SECURITIES

     Only stockholders of record on the books of the Company as of 5:00 p.m., March 31, 1997 (the 'Record Date'), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 11,524,771 shares of Common Stock outstanding, entitled to one vote per share.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the 'Inspector') with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

     The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by delivering to the Company (Attention: Stephen T. Walker) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR the adoption of the Company's 1997 Employee Stock Purchase Plan, FOR ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

                      PROPOSAL NO 1: ELECTION OF DIRECTORS

     The Company's directors are divided into three classes. The number of directors is determined from time to time by the Board of Directors and is currently fixed at five (5) members. A single class of directors is elected each year at the Company's annual meeting of stockholders. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his or her election and until his or her successor has been elected and duly qualified.

     One director is to be elected at this Annual Meeting to serve until the 2000 Annual Meeting of Stockholders, and until his successor is elected and duly qualified. In the event the nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or the Board of Directors may be reduced in accordance with the Bylaws of the Company. The Board of Directors has no reason to believe that the person named will be unable or unwilling to serve as a nominee or as a director if elected.

     Set forth below is certain information concerning the nominee and the other incumbent directors:

Director to be Elected at the 1997 Annual Meeting

     Harvey L. Weiss, age 54, has been Executive Vice President of the Company, President of the Commercial Division and a Director of the Company since March 1996, and has been Secretary of the Company since May 1996. Prior to that time, from February 1994 to March 1996, Mr. Weiss served as President of Public Sector Worldwide Division for Unisys Corporation. From July 1991 to December 1993, Mr. Weiss was the Vice President of Sales and the President and Chief Operating Officer of Thinking Machines Corporation. Prior to that time, Mr. Weiss served in various senior capacities at Digital Equipment Corporation. Thinking Machines Corporation sought bankruptcy protection under Chapter 11 of the Bankruptcy Code in August 1994. Mr. Weiss holds a B.S. degree in mathematics from the University of Pittsburgh.

Directors Whose Terms Expire in 1998

     Martha A. Branstad, age 55, has been Executive Vice President and a Director of the Company since 1986, Chief Operating Officer of the Company since 1993 and President of the Advanced Research & Engineering Division since January 1996. From August 1984 to August 1985, Dr. Branstad served as the Program Director, Software Engineering for the National Science Foundation, and was responsible for directing academic research grants in software engineering and computational mathematics. During the period from September 1978 to September 1985, Dr. Branstad worked in various positions within the National Bureau of Standards, including Manager, Software for Parallel Processing and Manager, Software Engineering. Prior to that time, Dr. Branstad managed a software research group for the National Security Agency ('NSA'). Dr. Branstad holds a B.S. in mathematics from Iowa State University, an M.S. degree in mathematics from the University of Wisconsin and a Ph.D. in computer science from Iowa State University.

     Charles W. Stein, age 56, has been Director of the Company since May 1996. Mr. Stein has over 35 years of experience in the computer and communications industry. Since January 1997, Mr. Stein has been the Chairman of the Board of Directors of Netrix Corporation, an electronic components company. From February 1987 to December 1996, he served as the President, Chief Executive Officer and Director of Netrix Corporation. Prior to that time, Mr. Stein was a Vice President with BBN Communications Corporation where he was responsible for marketing and later the Professional Services Division. Mr. Stein holds a B.S. degree in mathematics from Tufts University.

Directors Whose Terms Expire in 1999

     Stephen T. Walker, age 53, founded the Company in May 1983 and has continuously served as President, Chief Executive Officer, Chairman of the Board and a Director. From 1980 to 1983, Mr. Walker was the Director of the Information Systems for the Office of the Assistant Secretary of Defense for Communications, Command, Control and Intelligence (C3I), Pentagon. In recognition of Mr. Walker's contributions, he was awarded the Secretary of Defense Meritorious Civilian Service Medal in 1984, and the first National Computer System Security Award in 1988. Mr. Walker holds a B.S. degree in electrical engineering from Northeastern University and an M.S. degree in electrical engineering from the University of Maryland.

     Gerald J. Popek, age 50, has been a Director of the Company since May 1996. He has served a Chief Technology Officer of Platinum Technology, Inc. ('Platinum') since August 1995 and is responsible for participating in the setting of overall corporate technology and product strategy, enterprise security and open systems issues. From January 1982 to August 1995, Dr. Popek was the founder and Chairman of Locus Computing Corporation, an organization dedicated to open systems based distributed computing which was acquired by Platinum. Additionally, since 1987 Dr. Popek has been a senior faculty member in the Computer Science Department at UCLA, conducting research on computer security, distributed UNIX systems, replication and mobile computing. Dr. Popek holds a B.S. degree in nuclear engineering from New York University and S.M. and Ph.D. degrees in applied mathematics from Harvard University.

     Unless marked otherwise, proxies received will be voted for the election of the nominee named above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE ELECTION OF THE NOMINEE NAMED ABOVE.

                     THE BOARD OF DIRECTORS AND COMMITTEES

     The Company's Board of Directors met 13 times during 1996. All directors attended more than 75% of all meetings of the Board of Directors.

     The Audit Committee currently consists of Mr. Walker, Dr. Popek and Mr. Stein. This committee, which was formed in June 1996 and met three times during 1996, recommends the firm to be appointed as independent auditors to audit the Company's financial statements, discusses the scope and results of the audit with the independent auditors, reviews with management and the independent auditors the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent auditors. Dr. Popek attended one of the three meetings in 1996.

     The Compensation Committee currently consists of Mr. Walker, Dr. Popek and Mr. Stein. The Compensation Committee, which was formed in June 1996 and met three times during 1996, reviews and recommends the compensation arrangements for management of the Company and administers the Company's stock option plans.

     The Board of Directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board of Directors will consider recommendations from stockholders, which should be addressed to Stephen T. Walker, President, Chief Executive Officer, and Chairman of the Board of Directors of the Company, at the Company's address.

     Directors who are not currently employees of the Company are entitled to receive a fee of $750 per meeting attended in person, are reimbursed for certain reasonable expenses incurred in attending each meeting of the Board of Directors and receive awards of stock options under the Amended and Restated 1996 Directors' Stock Option Plan.

                               EXECUTIVE OFFICERS

     In addition to Mr. Walker, Dr. Branstad and Mr. Weiss, the following are the executive officers of the Company:

     Steven B. Lipner, age 53, has been Executive Vice President and Network Security Product Line Manager of the Company since February 1994. From February 1992 to February 1994, Mr. Lipner served as the Director of Information Systems, Center for Information Systems of The MITRE Corporation. Prior to that time, Mr. Lipner held various engineering management positions with Digital Equipment Corporation ('DEC') from march 1981 to February 1992. From 1987 to 1992, Mr. Lipner was Engineering Group Manager of DEC's Secure Systems Group with responsibility for secure systems product development and business strategy. Mr. Lipner received S.B. and S.M. degrees in Civil Engineering from the Massachusetts Institute of Technology.

     Homayoon Tajalli, age 38, has been an Executive Vice President of the Company since December 1993, and from October 1987 until December 1995 was responsible for all aspect of the Company's Trusted Mach operating system development activities. Since January 1996, Mr. Tajalli has served as the General Manager of Cryptographic Products. From February 1983 to October 1987, Mr. Tajalli held various management positions with Digital Equipment Corporation, including Senior Technical Software Manager, Technical Software Manager/Software Consultant and Principal Software Specialist. Mr. Tajalli holds B.S. and M.S. degrees in electrical engineering from the University of Maryland.

     Ronald W. Kaiser, age 43, joined the Company in May 1996 as Executive Vice President and Chief Financial Officer. From November 1994 through January 1996, Mr. Kaiser served as Chief Financial Officer of American Communications Services, Inc. ('ACSI'), a regional competitive access provider of telecommunications services, and from February through April 1996, Mr. Kaiser served as a consultant to ACSI. From April 1993 to November 1994, Mr. Kaiser served as Vice President of Finance, Treasurer and Chief Financial Officer at ADAK Communications Corporation, a manufacturer and distributor of telecommunications digital access controllers. From 1990 through 1993, Mr. Kaiser served as Vice President--Finance and Treasurer of a subsidiary of George Fischer AG, a Swiss corporation. Mr. Kaiser received B.A. degrees in accounting and pre-law from Michigan State University.

     Officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

     There are no family relationships among any of the directors or executive officers of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain annual compensation information for the Company's Chief Executive Officer and each of the other officers of the Company whose annual salary exceeded $100,000 as of December 27, 1996 (collectively, the 'Named Officers').

                           SUMMARY COMPENSATION TABLE

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                  ANNUAL COMPENSATION           ------------------
                                            --------------------------------        SECURITIES           OTHER ANNUAL
NAME AND PRINCIPAL POSITION                 YEAR    SALARY($)    BONUS($)(1)    UNDERLYING OPTIONS    COMPENSATION($)(2)
-----------------------------------------   ----    ---------    -----------    ------------------    ------------------

Stephen T. Walker                           1996    $ 216,931     $ 157,407                --              $  6,867
  President and Chief Executive             1995      195,952       146,026                --                 4,472
  Officer                                   1994      180,055       141,274             2,453                 9,931

Martha A. Branstad                          1996      175,107        51,008                --                 5,427
  Executive Vice President                  1995      148,784        40,594                --                11,170
  and Chief Operating Officer               1994      137,187        38,497             2,453                11,392

Steven B. Lipner                            1996      147,931        31,494           129,194(3)              1,042
  Executive Vice President                  1995      138,445        29,191                --                   864
                                            1994      109,430        21,397            49,076                   720

Homayoon Tajalli                            1996      145,001        32,525           214,563(4)                332
  Executive Vice President                  1995      136,571        29,484                --                   198
                                            1994      126,874        24,424             2,453                   198

Harvey L. Weiss(5)                          1996      153,309        86,388           258,364(6)              1,162
  Executive Vice President                  1995           --            --                --                    --
  Secretary and Director                    1994           --            --                --                    --

------------------
(1) The Company's executive officers are eligible for annual cash bonuses. Such bonuses are based upon achievement of individual or corporate performance objectives determined by the Board of Directors.

(2) Includes the payment by the Company of the annual premium for certain term life coverage pursuant to a benefit program, and in the case of Mr. Walker and Dr. Branstad includes payment by the Company of the premium for buy-sell life insurance.

(3) Options vest 25% on April 19, 1997; with the remaining 75% vesting in equal monthly increments over the next 3 years.

(4) Options vest 50% on April 19, 1997; with the remaining vesting 25% over year 2, 15% over year 3 and 10% over year 4 in equal monthly increments within each year.

(5) Mr. Weiss joined the Company in March 1996. His annual salary would have been $200,000 if he were with the Company for the entire fiscal year.

(6) Options vest 25% on March 4, 1997; with the remaining 75% vesting in equal monthly increments over the next 3 years.

     The following table contains further information concerning the stock option grants made to each of the Named Officers during the fiscal year ended December 27, 1996.

                                          OPTION GRANTS IN LAST FISCAL YEAR
                                                  INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------------------
                                                                                               POTENTIAL REALIZABLE
                                                                                                     VALUE AT
                           NUMBER OF       % OF TOTAL                                         ASSUMED ANNUAL RATES OF
                           SECURITIES       OPTIONS                                          STOCK PRICE APPRECIATION
                           UNDERLYING      GRANTED TO      EXERCISE OR                          FOR OPTION TERM(4)
                            OPTIONS       EMPLOYEES IN     BASE PRICE                        -------------------------
NAME                       GRANTED(1)    FISCAL YEAR(2)     ($/SH)(3)     EXPIRATION DATE       5%              10%
------------------------   ----------    --------------    -----------    ---------------    --------         --------
Stephen T. Walker.......      --             --               --                --              --               --
Martha A. Branstad......      --             --               --                --              --               --
Steven B. Lipner........     129,194          10.99%          $2.66       4/19/02-4/19/05    $189,467         $466,667
Homayoon Tajalli........     214,563          18.26            2.66       4/19/02-4/19/05     314,664          775,032
Harvey L. Weiss.........     258,364          21.98            2.66        3/4/02- 3/4/05     378,899          933,247

------------------
(1) Except in the case of Mr. Tajalli, stock options vest over four years, 25% in the first year and monthly thereafter on a pro rata basis, provided such officer remains continuously employed by the Company. Options held by Mr. Tajalli vest over four years, 50% in the first year, 25% in equal monthly installments in the second year, 15% in equal monthly installments in the third year, and 10% in equal monthly installments in the fourth year.

(2) Based on options to purchase 1,175,316 shares granted in fiscal 1996.

(3) All stock options were granted with exercise prices equal to the fair market value, as determined by the Board of Directors, on the grant date.

(4) These amounts are based on compounded annual rates of stock price appreciation of five and ten percent over the 9-year term of the options, as mandated by the rules of the Securities and Exchange Commission and are not indicative of expected stock performance. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock, overall market conditions, as well as the option holders' continued employment throughout the vesting period. The amounts reflected in this table may not necessarily be achieved or may be exceeded. The indicated amounts are net of the option exercise price but before taxes that may be payable upon exercise.

     The following table sets forth certain information regarding options to purchase Common Stock as of December 27, 1996 by each of the Named Officers.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                        OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                      SHARES        VALUE           FISCAL YEAR-END(3)            FISCAL YEAR-END($)(2)
                                    ACQUIRED ON    REALIZED    ----------------------------    ----------------------------
NAME                                EXERCISE(#)     ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------------   -----------    --------    -----------    -------------    -----------    -------------
Stephen T. Walker................      14,722      $ 28,757       --              --              --               --
Martha A. Branstad...............      14,722        28,757       --              --              --               --
Steven B. Lipner.................      49,076       106,004       --             129,194          --           $ 1,158,224
Homayoon Tajalli.................      12,269        23,925       2,453          214,563         $26,824         1,923,557
Harvey L. Weiss..................      --             --          --             258,364          --             2,316,233

------------------
(1) Calculated on the basis of the fair market value of the Common Stock on the date of exercise less the exercise price payable for such shares, multiplied by the number of shares.

(2) Calculated on the basis of $11.625 per share, the fair market value of the Common Stock at December 27, 1996, less the exercise price payable for such shares, multiplied by the number of shares underlying the option.

     The Company does not have any employment agreements with any of the above Named Officers.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee reviews and recommends the compensation arrangements for management of the Company and administers the Company's stock option plans. The Compensation Committee of the Board of Directors was established in June 1996 immediately following the establishment of the Company's current Board of Directors. The Committee consists of three members, two of whom are outside directors. None of the non-employee directors has any interlocking or other relationship with the Company that would call into question his independence as a Committee member.

     The Committee's philosophy regarding executive compensation is to offer competitive and fair compensation which will attract and retain key executives, and to reward executives and hold them accountable for the Company's overall performance. In setting compensation levels, the Committee reviews compensation of executives at comparable companies, general economic conditions, the competitive nature of the Company's industry and the existing compensation structures of the Company, which have been established to give consideration to government guidelines for comparability with similar industry compensation levels. The total compensation of executive officers consists of three components: base salary; bonus; and stock option awards.

     During mid 1996, the Company contracted with an experienced independent Human Resources consultant with over 15 years of experience and began to conduct a review of its executive compensation program, as well as a study of the Company's overall compensation programs. This review was conducted over the remainder of 1996 and consisted of comparisons of the executive officer team's salaries, bonuses and stock option awards to several similar companies and to industry averages for similar size companies.

     Base Salary. In determining the appropriate level of base salaries, the Compensation Committee considers responsibility, prior experience and accomplishments and the relative importance of the position in achieving the Company objectives. The Compensation Committee also sets base salaries at levels necessary to retain key employees, including consideration for information provided by the Company's outside independent consultants.

     Bonuses. Bonuses were awarded based upon achievement of individual or corporate performance objectives determined by the Board of Directors from time to time. Factors considered by the Compensation Committee in awarding bonuses in fiscal 1996 included completion of an initial public offering of the Company's Common Stock, the formal establishment of the Company's Commercial Division and its related activities, including the hiring of a sales, marketing and product development staff, and the development and introduction of new products and technologies.

     Stock Option Grants. The Company currently maintains the Amended and Restated 1996 Stock Option Plan (the '1996 Option Plan'). The 1996 Option Plan provides for grants to employees, officers and consultants of the Company. The number of options granted to each executive officer is subjective based upon individual performance, future potential, and abilities to affect the Company's performance. In addition, the shares owned by the Named Officers and their respective option positions were considered in determining such option grants.

     The Committee's basis for compensation for the Company's Chief Executive Officer has been to remain consistent with its compensation policy for all executive officers of the Company. The 1996 compensation and bonus of the Chief Executive Officer reflect increases of 10.7% and 7.8%, respectively, over the levels of his compensation and bonus levels of the previous year.

     Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the tax deductible compensation paid to the Chief Executive Officer and the four highest-paid executive officers who are employed as executive officers on the last day of the year. However, the limitation does not apply to performance-based compensation provided certain conditions are satisfied.

     None of the Company's compensation payments for fiscal 1996 exceeded the tax deductibility limit set forth in Section 162(m) nor is it expected that compensation to be paid in fiscal 1997 will exceed that limit. The Compensation Committee will continue to monitor the Company's executive compensation with the impact of Section 162(m) where appropriate and consistent with the Company's compensation policy.

                                          Stephen T. Walker
                                          Gerald J. Popek
                                          Charles W. Stein

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     The Company's Compensation Committee was formed in June 1996 and the members of the committee are Mr. Walker, Dr. Popek and Mr. Stein. Neither Dr. Popek nor Mr. Stein was at any time during the fiscal year ended December 27, 1996 or at any other time, an officer or employee of the Company. Mr. Walker has been an officer and Director of the Company since May 1983. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company's Board of Directors or Compensation Committee.

                               PERFORMANCE GRAPH

     The following graph shows a six-month comparison of cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock assuming reinvestment of dividends, with the cumulative total return of companies in the Nasdaq Stock Market Index of U.S. Companies and the Russell 2000 Index for the period beginning October 10, 1996, the day the Company's Common Stock began trading, through March 31, 1997. The graph was derived from a very limited period of time, in part and reflects the market's reaction to the initial public offering of the Common Stock, and as a result, is not necessarily indicative of possible future performance of the Company's Common Stock.





                               [GRAPHIC OMITTED]






                                         10/10/96    10/31/96    11/29/96    12/31/96    1/31/97    2/28/97    3/31/97
TRUSTED INFORMATION SYSTEMS, INC.          $100        $ 91        $ 78        $ 78       $ 102      $  99       $87
RUSSELL 2000 INDEX                         $100        $ 99        $101        $104       $ 107      $ 104       $99
NASDAQ US COMPANY INDEX                    $100        $ 99        $103        $104       $ 111      $ 105       $96

* Assumes $100 invested on October 10, 1996, with dividends reinvested.

                             PRINCIPAL STOCKHOLDERS

     The following table set forth information regarding the beneficial ownership of the Company's Common stock as of March 31, 1997 and as adjusted to reflect the sale of the Common Stock offered hereby, for (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Officers, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated (i) the persons named in the table have sole voting and investment power with respect to all shares of Common stock shown as beneficially owned by them, subject to community property laws where applicable, and (ii) the address for the persons named in the table is 3060 Washington Road, Glenwood, Maryland 21738.

                                                                             COMMON STOCK
                                                                          BENEFICIALLY OWNED
                                                                                AS OF
                                                                          MARCH 31, 1997(1)
                                                                        ----------------------
                                                                        NUMBER OF
NAME                                                                     SHARES        PERCENT
----------------------------------------------------------------------- ---------      -------
Martha A. Branstad (2).................................................  1,434,16        12.4%
Ronald W. Kaiser (3)...................................................    24,804        *
Steven B. Lipner (4)...................................................    84,081        *
Gerald J. Popek (5)....................................................     3,067        *
Charles W. Stein (6)...................................................     3,067        *
Homayoon Tajalli (7)...................................................   165,734         1.4
Stephen T. Walker (8).................................................. 2,959,325        25.7
Harvey L. Weiss (9)....................................................    75,385        *
All directors and executive officers as a group
  (8 persons) (10)..................................................... 4,749,479        41.2

------------------
 * Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 31, 1997 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes 460,094 shares held in a trust over which Dr. Branstad is the Trustee, and includes 460,094 shares held in a trust over which Dr. Branstad's husband is the Trustee and over which Dr. Branstad exercises voting and investment power. Also includes 20,241 shares held by members of Dr. Branstad's family over which Dr. Branstad exercises voting and investment power.

(3) Includes 23,004 shares issuable upon exercise of outstanding options.

(4) Includes 24,538 shares held in a trust over which Mr. Lipner is the Trustee and 35,005 shares exercisable upon exercise of outstanding options.

(5) Includes 3,067 shares issuable upon exercise of outstanding options.

(6) Includes 3,067 shares issuable upon exercise of outstanding options.

(7) Includes 116,659 shares issuable upon the exercise of outstanding options, 2,453 of which will expire on May 31, 1997. Also includes 14,722 shares held by Mr. Tajalli's wife.

(8) Includes 147,230 shares held in a trust over which Mr. Walker is the Trustee, and includes 147,230 shares held in a trust over which Mr. Walker's wife is the Trustee and over which Mr. Walker does not exercise voting or investment power. Mr. Walker disclaims beneficial ownership of the latter 147,230 shares. Also includes 1,521 shares held by Mr. Walker's wife of which Mr. Walker disclaims beneficial ownership.

(9) Includes 75,385 shares issuable upon exercise of outstanding options.

(10) See footnotes (3), (4), (5), (6), (7) and (9) above. Includes 256,187 shares issuable upon exercise of outstanding options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1996, the Company purchased the real property and improvements located adjacent to the Company's Glenwood, Maryland headquarters (the 'Adjacent Property') from Glenwood Associates Limited Partnership ('Glenwood Associates') for a purchase price of $360,000. Stephen T. Walker is the general partner of Glenwood Associates. Dr. Martha A. Branstad is a limited partner of Glenwood Associates. The purchase price was determined base on a valuation of the property prepared by the Company based primarily upon an independent appraisal. Prior to such transaction, the Company leased the Adjacent Property from Glenwood Associates pursuant to an oral lease agreement which provided for monthly rent of $3,929 plus payment of operating expenses.

     In August 1996, in connection with a $2.0 million credit facility (the 'Credit Facility') with Mercantile Bank, Mr. Walker entered into a personal guaranty agreement with Mercantile Bank. Under the Credit Facility, Mr. Walker unconditionally and irrevocably guaranteed the obligations of the Company under the Credit Facility.

     The Company believes that all transactions set forth above were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties. The Company has adopted a policy whereby all future transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors.

            PROPOSAL NO. 2: ADOPTION OF THE COMPANY'S 1997 EMPLOYEE
                              STOCK PURCHASE PLAN

     The Board of Directors proposes that the stockholders of the Company approve the 1997 Employee Stock Purchase Plan (the 'Plan'), pursuant to which shares of the Company's Common Stock would be issued to eligible employees of the Company. The following summary of the principal features of the Plan is a fair and complete summary of the Plan; it is qualified in its entirety by the full text of the Plan, which appears as Exhibit A to this Proxy Statement.

GENERAL

     The purpose of the Plan is to promote the success and enhance the value of the Company, by providing eligible employees of the Company and its participating subsidiaries with the opportunity to purchase Common Stock of the Company through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the 'Code').

     The Plan provides for the issuance of an aggregate of 400,000 shares of Common Stock to employees. In the event of a subdivision of outstanding shares of Common Stock, payment of a stock divided in Common Stock or other change affecting Common Stock, the Board or the Committee responsible for administration of the Plan (as described below) will make appropriate and equitable adjustments in the aggregate number of shares that may be issued under the Plan. As of March 31, 1997, the market value, as determined by the last reported sale price of the Company's Common Stock at the Nasdaq National Market, was $13.125 per share.

ELIGIBILITY TO RECEIVE AWARDS

     Employees of the Company and participating subsidiaries, who are regularly employed for 20 or more hours per week for more than five months in a calendar year, are eligible to participate in the Plan. However, if the employee owns, or is deemed to own, 5% or more of the voting power or value of the stock of the Company or any subsidiary of the Company, he or she is not eligible for the Plan. As of March 31, 1997, approximately 280 employees would be eligible to participate in the Plan.

ADMINISTRATION, AMENDMENT AND TERMINATION

     The Plan is administered by the Board of Directors of the Company (the 'Board') or by a committee appointed by the Board (the 'Committee'). A member of the Board or the Committee is not excluded from participating in the Plan solely by virtue of such membership.

     Subject to the terms of the Plan, the Board and the Committee has authority to make rules and regulations, and take any other appropriate actions to administer the Plan.

     The Board may amend the Plan at any time for any reason, provided that such amendment is made in compliance with Section 423 of the Code. The Board, in its sole discretion, may terminate the Plan at any time and for any reason.

ENROLLMENT AND CONTRIBUTIONS

     The Plan establishes annual offering periods ('Offering Periods') which correspond with the calendar year, except that the initial Offering Period will consist of the period from July 1, 1997, through December 31, 1997. Each Offering Period consists of two six-month purchase periods commencing on the first business day on or after January 1 and July 1 of each calendar year (the 'Purchase Periods'), except that the initial Offering Period will consist of a single Purchase Period from July 1 through December 31, 1997.

     An employee who satisfies the eligibility requirements described above on the first day of a Purchase Period may enroll in the Plan as of the first day of the Purchase Period by authorizing payroll deduction from his or her compensation for the Purchase Period of any whole number percentage of such compensation up to 10 percent. For this purpose, 'compensation' is defined by the Plan to mean taxable income for federal income tax purposes, but excludes overtime, shift premiums, incentive bonus awards, allowances and reimbursements for relocation, travel and other expenses, income from stock options and stock appreciation rights and similar items, and includes elective contributions to the Company's 401(k) plan or cafeteria plan (within the meaning of Section 125 of the Code).

     Eligible employees are re-enrolled automatically for each new Purchase Period. Participating employees may decrease or discontinue the contribution percentage once during any Purchase Period by submitting a new payroll deduction authorization form, but may not increase the contribution percentage during a Purchase Period. A participating employee also may on any one occasion during any Purchase Period elect to withdraw all or a portion of his or her payroll deduction amounts for the Purchase Period. However, if the participant withdraws all payroll deduction amounts, he or she will be deemed to have terminated participation in the Plan and may not enroll again until the beginning of the next Purchase Period.

     On the last business day of each Purchase Period (the 'Exercise Date'), the employee's accumulated payroll deductions are used to purchase shares of the Company's Common Stock for the employee. The price of the shares purchased will be the lower of (i) 85% of the stock's closing price on the first trading day for the Company's Common Stock during the applicable Offering Period or (ii) 85% of the stock's closing price on the Exercise Date. The maximum aggregate number of shares which an employee may purchase under the Plan in a single calendar year is equal to $25,000, divided by the fair market value of such Common Stock determined at the commencement date of the Offering Period.

     Certificates for shares purchased under the Plan during any Purchase Period are delivered to the participant as soon as practicable after the end of the Purchase Period. Plan participants have no rights as a stockholder of the Company until shares have been purchased under the Plan and issued to the participant.

     Because the number of shares of Common Stock that may be purchased by any participant in the Plan is based on the fair market value of such shares on future dates and on the participant's decision to purchase shares, the benefits or amounts that will be received by Plan participants are not currently determinable. No purchases will be made under the Plan prior to approval of the Plan by the stockholders.

     Participation in the Plan terminates when a participating employee's employment with the Company ceases for any reason, the employee withdraws, or the Plan is terminated or amended such that the employee is no longer eligible to participate.

TAX ASPECTS

     An employee will not have taxable income when the shares of Common Stock are purchased for that employee, but income taxes generally will be due when the employee sells or otherwise disposes of stock purchased through the Plan.

     If the employee disposes of shares acquired under the Plan before the expiration of two years from the beginning of the Offering Period in which the shares were purchased, or within one year of the date on which the shares were purchased, the employee generally will recognize ordinary income on the disposition date equal to the difference between the fair market value of the shares on the date they were purchased and the purchase price. Any amount realized on the disposition of those shares in excess of the fair market value on the purchase date generally will be treated as long-term or short-term capital gain, depending on the holding period for such shares.

     If the employee disposes of shares acquired under the Plan after expiration of the two-year and one-year periods described above, the employee will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of the disposition over the amount paid for the shares or (2) the excess of the fair market value of the shares at the beginning of the Offering Period in which they were acquired over the purchase price of the shares under the Plan determined as if shares were purchased on the first day of the Offering Period. Any amount recognized as ordinary income as a result of such a disposition will reduce the amount of gain otherwise realized on the disposition.

     As a general rule, the Company will not be entitled to a deduction for federal income tax purposes as a result of employee participation in the Plan. However, if an employee recognizes ordinary income as a result of the disposition of shares before expiration of the two-year and one-year periods described above, the Company generally will be entitled to a deduction for federal income tax purposes corresponding in timing and amount to the ordinary income recognized by the employee.

REQUIRED VOTE

     Adoption of the Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

            PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF AUDITORS

     Ernst & Young L.L.P. has served as the Company's independent auditors since inception and has been selected by the Board as the Company's independent auditors for the fiscal year ending December 26, 1997. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting thereon, management will review its future selection of auditors.

     Representatives of Ernst & Young L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

     Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young L.L.P. as the independent auditors for the current year.

REQUIRED VOTE

     The ratification of the appointment of Ernst & Young L.L.P. as the Company's independent auditors for the fiscal year ending December 26, 1997 requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation to the Annual Meeting of Stockholders to be held in 1998, a stockholder proposal must be received by Stephen T. Walker, President and Chief Executive Officer, Trusted Information Systems, Inc., 3060 Washington Road, Glenwood, Maryland 21738, no later than December 19, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the 'SEC'). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     SEC rules require the Company to disclose all known delinquent Section 16(a) filings by its officers, directors and 10% stockholders in this Proxy Statement. Based solely on its review of the copies of reports received by it, or written representations from certain reporting persons that no such reports were required for those persons, the Company believes that, for the period beginning October 10, 1996 through December 27, 1996, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with, except that Mr. Stein did not timely file a Form 4.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

     A copy of the Company's 1996 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended December 27, 1996 on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Ronald W. Kaiser, Chief Financial Officer, Trusted Information Systems, Inc., 3060 Washington Road, Glenwood, Maryland 21738.

                                          By Order of the Board of Directors



                                          Harvey L. Weiss
                                          Secretary

Dated: April 24, 1997
Glenwood, Maryland

                                                                       EXHIBIT A

                       TRUSTED INFORMATION SYSTEMS, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

     The purpose of this Plan is to provide eligible employees of Trusted Information Systems, Inc. (the 'Company') and certain of its subsidiaries with opportunities to purchase shares of the Company's Common Stock, $.01 par value (the 'Common Stock'). Four Hundred Thousand (400,000) shares of Common Stock in the aggregate have been approved for this purpose.

     1. Administration. The Plan will be administered by the Company's Board of Directors (the 'Board') or by a Committee appointed by the Board (the 'Committee'). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto will be final and conclusive.

     2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the 'Code'), and regulations promulgated thereunder. All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a 'Designated Subsidiary'), are eligible to participate in any one or more of the offerings of Options (as defined below) to purchase Common Stock under the Plan, provided that:

          (a) they are regularly employed by the Company or a Designated Subsidiary for 20 or more hours a week and for more than five months in a calendar year; and

          (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Offering Period (as defined below).

     No employee may be granted an Option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

     3. Offerings.

     (a) Options granted pursuant to the Plan ('Offerings') may be exercised during an offer period which will commence on the first day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation ('Nasdaq') system are open for trading ('Trading Day') on or after January 1 of each calendar year (the 'Offering Commencement Date') and terminating on the last Trading Day in such calendar year (each such calendar year referred to herein as an 'Offering Period'). Each Offering Period under the Plan will consist of two consecutive six-month purchase periods (each a 'Purchase Period') commencing on the first Trading Day on or after January 1 and July 1 during the Offering Period (the 'Purchase Period Commencement Dates').

     (b) Notwithstanding the provisions of paragraph (a):

          (i) the first Offering Period shall consist of a single Purchase Period commencing on the first Trading Day on or after July 1, 1997, and ending on December 31, 1997. With respect to the first Offering Period described in this subparagraph (i), the term 'Offering Commencement Date' shall mean the first Trading Day on or after July 1, 1997, and the term 'Offering Period' shall mean the period commencing with the Offering Commencement Date and ending on December 31, 1997.

          (ii) with respect to any employee who first becomes eligible to participate in the Plan after the Offering Commencement Date of any Offering Period, but prior to the first Trading Day on or after July 1 of such Offering Period (the 'July Offering Commencement Date'), the Offering Period for the calendar year in which the employee becomes eligible to participate will consist of a single Purchase Period commencing on the July Offering Commencement Date and ending on the last Trading Day in such calendar year. With respect to any Offering Period described in this subparagraph (ii), the term 'Offering Commencement Date' shall mean the July Offering Commencement Date and the term 'Offering Period' shall mean the period commencing with the July Offering Commencement Date and ending on the last Trading Day in such calendar year.

     (c) The Board will have the power to change the duration of Offering and Purchase Periods (including the commencement and termination dates thereof) with respect to future Offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the Controller of the Company at least 14 days prior to the applicable Purchase Period Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Purchase Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings and Purchase Periods under the Plan as long as the Plan remains in effect. The term 'Compensation' means the amount of taxable income reportable for federal income tax purposes on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee. 'Compensation' shall be determined before reductions for any contributions to any plan maintained by the Company and described in Section 401(k) or Section 125 of the Code.

     5. Deductions.

     (a) The Company will maintain payroll deduction accounts for all participating employees. With respect to any Purchase Period under this Plan, an eligible employee may authorize a payroll deduction in any whole number percentage up to a maximum of 10% of the Compensation he or she receives during the Purchase Period or such shorter period during which deductions from payroll are made.

     (b) No employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Offering Period) for each calendar year in which the Option is outstanding at any time, as required by Section 423 of the Code.

     6. Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Purchase Period by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Purchase Period. If an employee elects to discontinue his payroll deductions during a Purchase Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7. Interest. Interest will not be paid on any employee payroll deduction accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit such accounts with interest at such per annum rate as it may from time to time determine.

     8. Withdrawal of Funds. An employee may on any one occasion during a Purchase Period and for any reason withdraw all or part of the balance accumulated in the employee's payroll deduction account. Any such withdrawal must be effected prior to the close of business on the last day of the Purchase Period. If the employee withdraws all of such balance, the employee will thereby withdraw from participation in the Offering and may not begin participation again during the remainder of the Purchase Period. Any employee withdrawing all or part of such balance may participate in any subsequent Purchase Period of any Offering in accordance with terms and conditions established by the Board or the Committee.

     9. Purchase of Shares.

     (a) On the Offering Commencement Date of each Offering Period, the Company will grant to each eligible employee who is then eligible to participate in the Plan an option (an 'Option') to purchase during the Offering Period such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing (i) $25,000 by (ii) the closing price (as defined in the next paragraph) of Common Stock on the Offering Commencement Date of such Offering Period. The Option may be exercised, at the election of the Participant, for any or all of the shares subject to the unexercised portion of the Option on the last Trading Day of any Purchase Period during the Offering Period (each an 'Exercise Date'), subject to the limitations set forth in this Plan.

     (b) The Option Price for each share purchased pursuant to an Option during a Purchase Period will be 85% of the closing price of the Common Stock on (i) the Offering Commencement Date of such Offering Period or (ii) the applicable Exercise Date, whichever closing price will be less. Such closing price will be
(A) the closing price of the Common Stock on any national securities exchange on which the Common Stock is listed, or (B) the closing price of the Common Stock on the Nasdaq National Market ('Nasdaq') or (C) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (A) and (B) above will be the reported price for the next preceding day on which sales were made.

     (c) Each employee who continues to be a participant in the Plan on an Exercise Date will be deemed to have exercised his Option at the Option Price on such date and will be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number of shares for which the Option was granted and has not previously been exercised, determined in the manner set forth above).

     (d) Any balance remaining in an employee's payroll deduction account at the end of the first Purchase Period of any Offering will be carried forward into the employee's payroll deduction account for the second Purchase Period of the Offering, unless the Option has been fully exercised in the first Purchase Period or the employee elects not to participate in the second Purchase Period of the Offering, in which case the balance of the employee's account will be refunded. Any balance remaining in an employee's payroll deduction account at the end of an Offering Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account will be refunded.

     10. Issuance of Certificates. As soon as practicable following the end of each Purchase Period, certificates representing shares of Common Stock purchased under the Plan on the Exercise Date for such Purchase Period shall be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

     11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Purchase Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), no payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee's payroll deduction account will be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of a Purchase Period, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

     12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, will be increased proportionately, and such other adjustment will be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment will be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     15. Merger.

     (a) If the Company at any time merges or consolidates with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ('Continuity of Control'), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option will be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board or the Committee will take such steps in connection with such merger as the Board or the Committee deem necessary to assure that the provisions of this Section 15 will thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     (b) In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option will be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) all outstanding Options may be canceled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions will be paid out to the participating employees; or (iii) all outstanding Options may be canceled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation will be given to each holder of an Option, and each holder of an Option will have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date will not be less than ten (10) days preceding the effective date of such transaction.

     16. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

     17. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

     18. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the payroll deduction accounts of participating employees will be promptly refunded.

     19. Governmental Regulations.

     (a) The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     (b) The Plan will be governed by the laws of the State of Delaware except to the extent that such law is preempted by federal law.

     20. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     21. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or one year after the transfer of such share to the employee, so that the Company may take appropriate income tax deductions with respect to such transfer and otherwise comply with applicable federal, state and local income tax laws.

     22. Effective Date and Approval of Stockholders. The Plan will take effect on July 1, 1997, subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

===============================================================================


                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                       TRUSTED INFORMATION SYSTEMS, INC.

                                  May 27, 1997




A /X/ Please mark your
     votes as in this
     example

                               FOR        WITHHELD
ITEM 1. ELECTION OF DIRECTOR   / /           / /




Nominee:                                                  FOR   AGAINST  ABSTAIN
SHarvey L. Weiss  ITEM 2. ADOPTION OF THE 1997 EMPLOYEE    / /    / /       / /
                         STOCK PURCHASE PLAN
                 ITEM 3. APPOINTMENT OF INDEPENDENT      / /    / /       / /
                         AUDITORS


Signature--------------------- Signature ------------------ Dated --------------

                          (Signatures if held Jointly)

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

                                     PROXY

                       TRUSTED INFORMATION SYSTEMS, INC.

           THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Martha A. Branstad, Ronald W. Kaiser and Kenneth A. Mendelson proxies, each with power to act alone and with power of substitution, and hereby authorizes each of them to represent and vote, as designated on the other side, all the shares of stock of Trusted Information Systems, Inc. (the "Company") standing in the name of the undersigned with all powers which the undersigned would possess if presented at the Annual Meeting of Stockholders of the Company to be held on May 27, 1997 or any adjournment thereof.

      (Continued, and to be marked, dated and signed, on the other side)


================================================================================